UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024

Liberty Resources Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40883	86-3485220
(Commission File Number)	(IRS Employer Identification No.)

10 East 53rd St.

Suite 3001

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-305-809-7217

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	LIBYU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	LIBY	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LIBYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 25, 2024, Liberty Resources Acquisition Corp. (the “Company”) received written notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that in connection with the hearing on March 7, 2024 for previously disclosed on Form 8-K on December 8, 2023, Nasdaq had determined that the Company’s common stock will be delisted from Nasdaq (the “Decision”) because of its failure to comply with Listing Rules 5450(b)(2)(A), 5450(b)(2)(B), 5450(a)(2), and Rule 5620(a). The Nasdaq notice also advises the Company of its right to request an appeal of the Decision within fifteen (15) days. If the Company does not appeal, Nasdaq will file a Form 25 Notification of Delisting with the U.S. Securities and Exchange Commission when all internal procedural periods have run.

The Company plans to appeal the Decision. Trading of the Company’s common stock will be suspended at the opening of business on March 27, 2024. The Company intends to work with OTC Markets to facilitate the trading of the Company’s shares on the OTC Markets.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers

Appointment of Director

The board of directors (the “Board”) of Liberty Acquisition Corp. has appointed William H. Van Vliet III as an independent director, effective as of March 25, 2024. The Board also appointed William H. Van Vliet III to the audit committee of the Board and the compensation committee of the Board. There are no transactions in which William H. Van Vliet III has an interest that would be required to be reported under Item 404(a) of Regulation S-K.

Resignation of Director

On March 25, 2024, Garry Stein resigned from the Board, for personal reasons set forth in his correspondence to Dato’ Maznah Abdul Jalil, the Company’s Chairman, Chief Executive Officer and Director, a copy of which is attached as Exhibit 99.1. Garry Stein was an independent director and served on the audit committee and the compensation committee of the Board. His resignation is effective March 25, 2024.

Item 7.01 Regulation FD Disclosure

On March 28, 2022, the Company issued a press release announcing the appointment of William H. Van Vliet III to the Board and the resignation of Garry Stein. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

Forward Looking Statements.

The Company cautions you that the statements included in this Current Report, that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the Company’s ability to successfully appeal the Staff’s delisting determination, or if it does, its ability to regain and maintain compliance with the listing standards of Nasdaq. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this Form 8-K due to the risks and uncertainties inherent in the Company’s business. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect its current plans to file periodic reports with the Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K, and the Company undertakes no obligation to revise or update this Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC and its subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01. Exhibits.

Exhibit Number	Description of Exhibit
99.1	Resignation Letter dated March 25, 2024.
99.2	Press Release dated March 28, 2024.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, as amended, the Company has caused this report to be signed by the duly authorized undersigned.

LIBERTY RESOURCES ACQUISITION CORP.

Date: March 27, 2024	By:	/s/ Dato’ Maznah Binti Abdul Jalil
Dato’ Maznah Binti Abdul Jalil
Chief Executive Officer